Exhibit 99.1

EXECUTION VERSION

NOMINATION AND COOPERATION AGREEMENT

This Nomination and Cooperation Agreement (the “Agreement”), dated January 27, 2023 (the “Effective Date”), is by and between Salesforce, Inc. (the “Company”) and ValueAct Capital Management L.P. on behalf of itself and its Affiliates, the funds it advises and the persons and entities listed on Schedule A (collectively, “ValueAct,” and, individually, a “member” of ValueAct, and, together with the Company, the “Parties,” and, each, a “Party”).

WHEREAS, ValueAct currently beneficially owns 3,486,309 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”); and

WHEREAS, the Nominating and Corporate Governance Committee of the Board (the “NomGov Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of Mr. G. Mason Morfit (“Morfit”) and conducted such interviews and other reviews, information requests and assessments as they have deemed appropriate.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Board Nomination.

(a) The Company will take the necessary action to add Morfit to the Board, with such appointment to take effect on March 1, 2023), by increasing the size of the Board and filling the vacancy thereby created with Morfit.

(b) The Company agrees to include Morfit in its slate of nominees for election as directors of the Company at the Company’s 2023 annual meeting of stockholders and, in connection therewith, the Company shall list Morfit in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommend that the Company’s stockholders vote in favor of the election of Morfit and otherwise support Morfit in a manner no less rigorous and favorable in the aggregate than the manner in which the Company supports its other nominees (collectively, “Election Efforts”).

(c) As a condition to Morfit’s appointment to the Board and nomination for election as a director of the Company at the Company’s 2023 annual meeting of stockholders, ValueAct shall, and shall cause Morfit to, provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information reasonably requested by the Company from time to time, which other information shall be consistent with that requested by the Company from its other nominees in order to be deemed reasonably requested.

(d) ValueAct agrees that at all times while Morfit is serving as a member of the Board he will (i) meet all director independence and other standards of the Company, of applicable stock exchange listing standards, and of the Securities and Exchange Commission (“SEC”), and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including Rule 10a-3; and (ii) be qualified to serve as a director under the Delaware General Corporation Law (the “DGCL”). ValueAct shall, and shall cause Morfit to, promptly advise the NomGov Committee if Morfit ceases to satisfy any of the conditions in the preceding sentence.

(e) At all times while Morfit serves as a member of the Board, ValueAct shall cause Morfit to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s codes of ethics and conduct, securities trading policy, conflict of interest policies, and corporate governance guidelines (the “Company Policies”) and preserve the confidentiality of Company business, deliberations and information, including materials, discussions or matters considered in connection with meetings of the Board or Board committees subject to the terms hereof. The Company represents and warrants that the applicable Company Policies currently in effect are publicly available on the Company’s website or have been provided to Morfit or its counsel (other than such business and compliance policies that are applicable to all directors equally).

(f) The Company’s obligations hereunder shall terminate, and Morfit shall promptly (and in any event within two (2) business days) offer to resign from the Board (and, if requested by the Company, promptly (and in any event within two (2) business days) deliver his written resignation to the Board (which shall provide for his immediate resignation if such resignation is accepted by the Board), with it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if (i) ValueAct ceases to beneficially own at least 700,000 shares of Common Stock (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company); or (ii) there has been a judicial determination that ValueAct has materially breached any of the terms of this Agreement (including by materially breaching or ceasing to satisfy the conditions set forth in clauses 1(c), 1(d) or 1(e) above or the conditions of the Confidentiality Agreement) and has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice from the Company of such determination (each, a “Triggering Event”). ValueAct agrees to cause Morfit to resign from the Board if Morfit fails to resign if and when requested pursuant to this clause (f), represents and warrants that it has the power to cause such resignation and that Morfit has agreed to resign (and that he would not be entitled to continued board service) in such circumstances and further agrees that the Board may treat Morfit as not validly on the Board in the event a Triggering Event has occurred, including where Morfit fails to resign or ValueAct fails to cause his resignation in accordance with this clause 1(f). ValueAct shall apprise the Company promptly (and in any event within two (2) business days) upon the occurrence of a known Triggering Event.

(g) Without limiting the applicability of clause (e) above or the Company’s application of such items to Morfit, during the Covered Period while Morfit is a member of the Board, (1) the Company will not alter its Restated Certificate of Incorporation (the “Charter”), Amended and Restated Bylaws (the “Bylaws”), or the Company Policies, in each case for the purpose of disqualifying Morfit from remaining on the Board by making him ineligible under this Agreement, the Charter, the Bylaws or the Company Policies for such service, (2) the Board will not utilize committees of the Board for the purpose of discriminating against Morfit (provided that, for the avoidance of doubt, handling of conflicts of interest, recusals and other such items in accordance with policies and practices generally applicable to other Company directors or other actions in accordance with applicable law and regulation would not be deemed in violation hereof), and (3) Morfit will, while a member of the Board, have access to Board committee materials and shall be entitled to notice of, and to attend and participate in, Board committee meetings to the same extent as the other members of the Board (it being understood that the Board remains free to determine committee membership as it sees fit).

2. Standstill.

(a) Subject for the avoidance of doubt to Section 2(c) hereof (which makes clear that these provisions would not apply to Morfit’s own private deliberations and discussions with the Board and management in his capacity as a director of the Company), ValueAct agrees that, during the Covered Period (as defined below), unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including Morfit, it shall not, and shall cause each of its controlling and controlled Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (including for the avoidance of doubt any of its directors, officers, partners (other than limited partners) and personnel) (collectively and individually, the “ValueAct Affiliates”; provided that no portfolio company of ValueAct shall be deemed a “ValueAct Affiliate” so long as such portfolio company (i) has not discussed the Company or its business with ValueAct or Morfit, (ii) has not received from ValueAct or Morfit information concerning the Company or its business, and (iii) is not acting at the request of, in coordination with or on behalf of or at the direction of any member of ValueAct), not to, directly or indirectly (including, without limitation, through its advisors, agents, representatives or third parties), in any manner, alone or in concert with others:

(i) (A) make, engage in, or participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2) (iv)) or consent to vote, or seek to advise, knowingly encourage or knowingly influence any person with respect to the voting of any securities of the Company including for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, (B) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or disclose to third parties its voting intentions or votes as to matters submitted to a stockholder vote, or (C) initiate, encourage or participate in, directly or indirectly, any “withhold” or similar campaign;

(ii) (A) form, join, knowingly encourage, knowingly influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) or other group of investors with any persons who are not ValueAct Affiliates with respect to the Company or its securities or (B) agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in ValueAct (together with ValueAct’s Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in excess of 3.5% of the outstanding shares of Common Stock; provided that nothing herein will require Common Stock to be sold to the extent ValueAct and ValueAct’s Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduce the number of outstanding shares of Common Stock;

(iv) effect or seek to effect, offer or propose to effect, cause or participate in, or knowingly assist any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, separation, spin-off, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by ValueAct or a ValueAct Affiliate of any securities of the Company into any tender or exchange offer for securities of the Company or preclude ValueAct or a ValueAct Affiliate from voting its shares with respect to an Extraordinary Transaction put to a stockholder vote or receiving consideration or payment in connection with such Extraordinary Transaction in the same proportion as all other shareholders would receive pursuant to the terms of such Extraordinary Transaction;

(v) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Company’s securities;

(vi) (A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation on the Board, except as set forth herein, (C) seek the removal of any member of the Board or management, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise (other than requests for Company books and records made by Morfit in his role as a director of the Company), or (G) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement against the Company;

(vii) make any public proposal or request that constitutes: (A) controlling or changing the Board or management of the Company, including any proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Charter or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii) initiate any discussions with or enter into any negotiations, agreements or understandings with any third party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any third party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing (it being understood that Morfit may hear from Company stockholders and engage with same like other directors generally in accordance with this Agreement, the Confidentiality Agreement, Company Policies and policies and practices generally applicable to Company directors); or

(ix) request, directly or indirectly, any amendment or waiver of the foregoing other than through private, non-public requests that are not intended to, and would not reasonably be expected to, require any public disclosure.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit ValueAct from privately communicating and discussing matters with the Company’s executive management team or Board of Directors in a manner not intended to, and not reasonably expected to result or require, public disclosure.

(b) During the Covered Period, ValueAct shall (i) cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any of ValueAct’s Affiliates, to be present for quorum purposes and to be voted, at the Company’s Annual and Special Stockholder Meetings and at any adjournments or postponements thereof, and (ii) vote in favor of all directors nominated by the Board for election at any such meeting (including Morfit) and against any directors not nominated and recommended for election by the Board, and in accordance with the Board’s recommendation with respect to proposals that may be the subject of stockholder action at such meeting (including, for the avoidance of doubt, any company-sponsored proposals (e.g., auditor ratification, advisory vote on executive compensation, approval of equity plans, etc) or stockholder proposals); provided, however, that with respect to a proposal put to a vote of the stockholders to approve an Extraordinary Transaction, ValueAct and ValueAct’s Affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, in the discretion of ValueAct or ValueAct’s Affiliate, as applicable.

(c) Nothing in this Agreement shall limit deliberations that may be had by Morfit with the Board acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company.

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3. Representations of the Company and ValueAct.

(a) Representations of the Company. The Company represents and warrants as follows: (i) The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

(b) Representations of ValueAct. ValueAct represents and warrants as follows: (i) ValueAct has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by ValueAct, constitutes a valid and binding obligation and agreement of ValueAct and is enforceable against ValueAct in accordance with its terms; (iii) the entities listed on Schedule A constitute all of the Affiliates of ValueAct that directly or indirectly own Company securities or otherwise have beneficial ownership or voting or investment discretion or authority with respect to the Company; (iv) ValueAct beneficially owns, directly or indirectly, an aggregate of 3,486,309 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by ValueAct and its Affiliates; and (v) Morfit (A) is “independent” under applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act and the Company’s categorical independence criteria and (B) is not an “interested person” as defined in the Investment Company Act of 1940, as amended, of ValueAct or its Affiliates.

4. Mutual Agreement.

(a) From the Effective Date and continuing during the Covered Period, ValueAct agrees that neither it nor any of its controlled or controlling ValueAct Affiliates or Associates will, and it will cause each of its controlled or controlling ValueAct Affiliates and Associates not to, directly or indirectly, make any public statement or announcement whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview) that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged, the Company, its Affiliates or any of its or their current and former directors, officers or employees.

(b) From the Effective Date and continuing during the Covered Period, the Company agrees that neither it nor any of its controlled or controlling Affiliates or Associates will, and it will cause each of its controlled or controlling Affiliates and Associates and not to, directly or indirectly, make any public statement or announcement whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview) that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged, ValueAct, its Affiliates or any of its or their current and former directors, officers, employees, partners, members or managers.

(c) Nothing in this Agreement shall prohibit any Party from (i) communicating, on a confidential basis, with attorneys, accountants, or financial advisors; (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over ValueAct or the Company or any of its subsidiaries, as the case may be (so long as such action does not arise as a result of or would otherwise constitute a breach of this Agreement); or (iii) complying with any subpoena or other applicable legal process.

5. Termination.

(a) This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the later of (i) the date that is one (1) month from the date the Morfit ceases to be a member of the Board or (ii) the date that is sixty (60) days prior to the non-proxy access stockholder director nomination deadline for the Company’s 2024 annual meeting (it being understood that further extensions or modifications of this Agreement shall be subject to the agreement of the parties and that the Company shall have the discretion whether or not to re-nominate Morfit for additional terms of service on the Board as it sees fit).

(b) The provisions of this Section 5 and Section 7 through Section 15 (and, for the avoidance of doubt, the Confidentiality Agreement in accordance with the terms set forth therein) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.

6. Public Announcement and SEC Filing.

(a) The Company shall file promptly a Form 8-K reporting Morfit’s appointment to the Board and appending or incorporating by reference this Agreement as an exhibit thereto.

(b) The Company shall promptly issue a press release (the “Press Release”) (substantially in the form attached as Exhibit A) announcing Morfit’s nomination to the Board and such other matters as determined by the Company.

7. Confidentiality Agreement. The Company and ValueAct confirm they have entered into a confidentiality agreement (the “Confidentiality Agreement”) with respect to certain matters.

8. Miscellaneous. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, including to cause the resignation of Morfit from the Board commencing on the date that is twenty (20) days following the date that ValueAct, including Morfit, ceases to comply with or breaches any of the terms of this Agreement or the Confidentiality Agreement and has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice from the Company of such breach. Such right shall exist in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief. Furthermore, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action arising out of this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury, and (d) each of the Parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such Parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9. Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses.

10. Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received:

if to the Company, to:	Salesforce, Inc.
415 Mission Street
3rd Floor
San Francisco, California 94105
Attention: General Counsel
Email: legal@salesforce.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Andrew J. Nussbaum; Sabastian V. Niles
E-mail: AJNussbaum@WLRK.com; SVNiles@wlrk.com

if to ValueAct, to:	ValueAct Capital Management, L.P.
One Letterman Drive
Building D, Fourth Floor
San Francisco, CA 94129
Attention: General Counsel
Email: legal@valueact.com

12. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13. Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

14. No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

15. Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

VALUEACT CAPITAL MANAGEMENT, L.P.

By:	/s/ Jason B. Breeding
Name:	Jason B. Breeding
Title:	General Counsel & Corporate Secretary

[Signature Page to Nomination and Cooperation Agreement]

THE COMPANY

SALESFORCE, INC.

By:	/s/ Todd Machtmes
Name:	Todd Machtmes
Title:	EVP, General Counsel

[Signature Page to Nomination and Cooperation Agreement]

SCHEDULE A

G. Mason Morfit

VA Partners I, LLC

ValueAct Capital Management, L.P.

ValueAct Capital Master Fund, L.P.

ValueAct Capital Management, LLC

ValueAct Holdings, L.P.

ValueAct Holdings II, L.P.

ValueAct Holdings GP, LLC

EXHIBIT A

Press Release

Filed separately as Exhibit 99.2 to the Current Report on Form 8-K